Exhibit 23.01(b)

CONSENT OF COUNSEL

We hereby consent to the use of our name under the heading “Legal Matters” in Post-Effective Amendment No. 2 to Form S-1 Registration Statement (Reg. No. 333-229651) as filed with the United States Securities and Exchange Commission (the “SEC”) on or about February 11, 2021 and the related Prospectus of Global Macro Trust. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the SEC thereunder.

/s/ Richards, Layton & Finger, P.A.

February 11, 2021